UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2015
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

950 De Guigne Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 16, 2015, the Company entered into a Lease Termination Agreement with St. Paul Fire and Marine Insurance Company for the termination of that certain Office Lease dated June 28, 2011 for premises located at 920, DeGuigne Drive, 930 DeGuigne Drive and 950 DeGuigne Drive, Sunnyvale, California 94089. The lease termination is to become effective on (a) March 31, 2016 with respect to 920 DeGuigne Drive and 950 DeGuigne Drive; and (b) June 30, 2016 with respect to 930 DeGuigne Drive.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Lease Termination Agreement dated October 16, 2015, by and between St. Paul Fire and Marine Insurance Company and Telenav, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: October 22, 2015	By: /s/ Loren E. Hillberg
Name: Loren E. Hillberg
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Termination Agreement dated October 16, 2015, by and between St. Paul Fire and Marine Insurance Company and Telenav, Inc.